UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2010

NEXTWAVE WIRELESS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51958	20-5361360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 305 San Diego, California (Address of principal executive offices)	92130 (Zip Code)

Registrant’s telephone number, including area code: (858) 731-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement.

On July 30, 2010, NextWave Wireless Inc. (the “Company”), NextWave Broadband Inc., a wholly-owned subsidiary of the Company (“NWBB”) and PacketVideo Corporation, a majority-owned subsidiary of NWBB (“PacketVideo”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with NTT DOCOMO, INC. (“DOCOMO”) pursuant to which NWBB agreed to sell to DOCOMO all of the issued and outstanding shares of common stock of PacketVideo held by NWBB, representing 65% of the issued and outstanding common stock of PacketVideo, for an aggregate purchase price of $111.6 million (the “Transaction”). The Company expects to apply the proceeds of the Transaction, net of transaction expenses, to retire approximately $95 million of First Lien Notes pursuant to its secured note agreements, and expects to retain approximately $12.5 million to fund its working capital needs.

DOCOMO acquired 35% of the issued and outstanding common stock of PacketVideo in July 2009. In connection with the July 2009 transaction, the Company, NWBB, PacketVideo and DOCOMO entered into a Stockholders’ Agreement dated July 2, 2009, pursuant to which, among other things, DOCOMO was granted the right to purchase (the “Option”) all of the remaining shares of common stock of PacketVideo held by NWBB (the “Shares”), subject to the satisfaction of specified conditions and in accordance with the procedures set forth in the Stockholders’ Agreement.  As previously disclosed by the Company, DOCOMO expressed its intent to exercise the Option and in connection therewith, the Company and DOCOMO followed the valuation procedures set forth in the Stockholders’ Agreement to agree upon the price for the Shares in connection with DOCOMO’s exercise of the Option.

Pursuant to the Stock Purchase Agreement, the Company, NWBB and PacketVideo are making customary representations to DOCOMO relating to PacketVideo and the ownership of the Shares. Such representations and warranties will survive for 8 months following the closing date and be subject to indemnification pursuant to the Stock Purchase Agreement, subject to a cap of $8 million with certain exceptions.

The Stock Purchase Agreement also includes covenants by the Company, NWBB and PacketVideo, including, among others, covenants (1) to carry on PacketVideo’s business in the ordinary course during the pre-closing period, (2) for PacketVideo not to engage in certain specified transactions or activities during the pre-closing period, and (3) for the Company to file a proxy statement and cause a special meeting of the Company’s stockholders to be held regarding the adoption and approval of the Stock Purchase Agreement and the Transaction.

The closing of the Transaction is subject to the satisfaction or waiver of a number of closing conditions, including, among others, (1) adoption and approval of the Stock Purchase Agreement by the holders of a majority of the issued and outstanding shares of the Company’s common stock, (2) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of any legal prohibitions on the closing of the Transaction, (4) subject to certain exceptions, the continued accuracy of the Company’s representations and warranties as of the closing date of the Transaction, (5) the termination of the July 2009 Stockholders’ Agreement and modification of the Registration Rights Agreement dated July 2, 2009 among PacketVideo, NWBB and DOCOMO to remove NWBB as a party, and (6) the resignation of James C. Brailean, Ph.D., the Company’s Chief Executive Officer, Chief Operating Officer and President, from the Company’s Board of Directors and from his positions as an officer and employee of the Company.

The Stock Purchase Agreement also includes provisions enabling the Company and/or DOCOMO to terminate the Stock Purchase Agreement in certain specified circumstances, including, among others, (1) by mutual written consent of the Company and DOCOMO, (2) by either the Company or DOCOMO if there has been a material breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the other party that has not been cured within 20 days of receipt of notice regarding such material breach, inaccuracy or failure, (3) by either the Company or DOCOMO if any of the conditions to the other party’s obligations to close the Transaction have not been met or it becomes apparent will not be met by a specified end date, (4) by either the Company or DOCOMO, subject to certain limitations set forth in the Stock Purchase Agreement, if any law makes consummation of the Transaction illegal or otherwise prohibited or if any governmental authority issues an order restraining or enjoining the Transaction, and (5) by either the Company or DOCOMO if the adoption and approval of the Stock Purchase Agreement by the holders of a majority of the issued and outstanding shares of the Company’s common stock is not obtained.  Following a termination of the Stock Purchase Agreement, the Company and

NWBB may be required to reimburse up to $700,000 of the aggregate expenses of DOCOMO under specified circumstances.

The Company and NWBB have also agreed not to compete with PacketVideo’s business, solicit its employees, or induce its customers to terminate or modify their relationship with PacketVideo, subject to limited exceptions, for a period of two years following the closing date.

On August 1, 2010, the Company issued a press release announcing the Transaction and its entry into the Stock Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 hereto. On August 1, 2010, PacketVideo issued a press release announcing the Transaction.  A copy of the PacketVideo press release is attached as Exhibit 99.2 hereto.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Important Additional Information

This current report on Form 8-K contains “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, including that the proposed Transaction will be approved by the Company’s stockholders or that the other conditions to closing of the Transaction will be satisfied.  Actual events or results could differ materially from the events or results predicted by such statements. Important factors that could cause actual events or results to differ materially are discussed in greater detail in the filings of the Company with the Securities and Exchange Commission. All such documents are available through the SEC’s website at www.sec.gov.  The Company makes no commitment to update any forward-looking statements in order to reflect subsequent changes, events or circumstances except as may be required pursuant to applicable law.

The Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) regarding the Transaction.  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTION, THE COMPANY’S STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.

Stockholders may obtain free copies of the proxy statement and other documents filed by the Company (when available), at the SEC’s website at www.sec.gov or at the Company’s website at www.nextwave.com. The proxy statement and such other documents may also be obtained for free, when they become available from the Company, by directing such request to Investor Relations, NextWave Wireless Inc., 12264 El Camino Real, Suite 305, San Diego, California 92130, telephone: 858-731-5300.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in the Company’s proxy statement relating to the 2010 annual meeting of stockholders and annual report on Form 10-K for the fiscal year ended January 2, 2010, both filed with the SEC, and will also be set forth in the proxy statement relating to the proposed Transaction when it becomes available.

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)         As a condition to the completion of the Transaction, James C. Brailean, Ph.D., the Company’s Chief Executive Officer, Chief Operating Officer and President is required to submit his resignation from the Company’s Board of Directors and from his positions as an officer and employee of the Company. Dr. Brailean submitted his resignations from the Company’s Board of Directors and from his position as the Chief Executive Officer, Chief Operating Officer and President of the Company in connection with the signing of the Stock Purchase Agreement on July 30, 2010.  Dr. Brailean continues to serve as the President and Chief Executive Officer and as a member of the Board of Directors of PacketVideo Corporation following his departure from the Company.

Mr. Frank Cassou, the Company’s Executive Vice President -- Chief Legal Officer and Mr. Francis Harding, the Company’s Executive Vice President -- Chief Financial Officer, remain as executive officers of the Company reporting to the Board concerning the Company’s day-to-day operations pending the Board's consideration of a new principal executive officer role.

(e)         In connection with the signing of the Stock Purchase Agreement, the Company has established cash retention bonuses for certain officers and employees of PacketVideo. The cash retention bonuses are anticipated to be paid in connection with the closing of the Transaction, subject to such persons’ continued employment with PacketVideo.  Dr. Brailean would be eligible to receive a cash retention bonus of $280,000 at closing.

Item 9.01                 Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of July 30, 2010, by and among NextWave Wireless Inc., NextWave Broadband Inc., PacketVideo Corporation and NTT DOCOMO, INC.

99.1	NextWave Wireless Inc. Press Release dated August 1, 2010

99.2	PacketVideo Corporation Press Release dated August 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTWAVE WIRELESS INC.

	By:	/s/ Frank A. Cassou
		Name:	Frank A. Cassou
		Title:	Executive Vice President and Chief Legal Counsel
Dated: August 2, 2010